(NASDAQ:OSBC)		Exhibit 99.1

Contact:	James L. Eccher	For Immediate Release
	President, Chief Executive Officer	April 26, 2017
(630) 966-2433

Old Second Reports First Quarter 2017 Net Income of $4.6 million

AURORA, IL, April  26, 2017  – Old Second Bancorp, Inc. (the “Company” or “Old Second”) (NASDAQ: OSBC), parent company of Old Second National Bank (the “Bank”), today announced financial results for the first quarter of 2017.  The Company’s net income was $4.6 million, or $0.15 per diluted share, for the first quarter of 2017,  as compared to $3.3 million, or $0.11 per diluted share, in the first quarter of 2016.

Operating Results

•	On April 18, 2017, the Company’s Board of Directors declared a cash dividend of 1 cent per share payable on May 8, 2017, to stockholders of record as of April 28, 2017.
•	First quarter 2017 net income was $4.6 million, reflecting an increase of $1.3 million, or 37.6%, from the first quarter of 2016 and a decrease of $446,000, or 8.9%, from the fourth quarter of 2016.
•

Net interest and dividend income totaled $17.7 million for the first quarter of 2017 and reflects an increase of $2.5 million, or 16.3%, over the first quarter of 2016.  Net interest and dividend income for the first quarter of 2017 reflected an increase of $192,000, or 1.1%, from the $17.5 million recorded in the fourth quarter of 2016.  Net interest income continued to be favorably impacted in the first quarter of 2017 due to the Company’s acquisition of the Chicago branch of Talmer Bank and Trust, which closed on October 28, 2016.  The Talmer branch purchase resulted in an increase to the loan portfolio of approximately $221.0 million.  Purchase accounting accretion income realized in the first quarter of 2017 totaled $355,000, as compared to $0 in the first quarter of 2016 and $604,000 in the fourth quarter of 2016.

•

No provision for loan and lease losses expense was recorded in the first quarter of 2017 or the first quarter of 2016.  Provision for loan and lease losses of $750,000 was recorded in the fourth quarter of 2016, which was the only provision expense recorded in 2016.

•

Noninterest income was $7.0 million for the first quarter of 2017, which reflects growth of $753,000, or 12.0%, over the first quarter of 2016, but a decrease of $1.4 million, or 16.6%, as compared to the fourth quarter of 2016.  These variances were primarily due to changes in the valuation of mortgage servicing rights.

•

Noninterest expense of $18.1 million for the first quarter of 2017 increased $1.8 million, or 11.0%, from the first quarter of 2016, driven by certain one-time costs incurred related to salaries and employee benefits. Noninterest expense was $839,000, or 4.9% higher in the first quarter of 2017 as compared to the fourth quarter of 2016.

Capital Ratios

	March 31,	December 31,	March 31,
	2017	2016	2016
The Bank's common equity tier 1 capital ratio	12.46%	12.53%	14.37%
The Company's common equity tier 1 capital ratio	8.42%	8.76%	10.15%
The Bank's total capital ratio	13.33%	13.45%	15.49%
The Company's total capital ratio	12.11%	12.29%	15.58%
The Company's tier 1 leverage ratio	8.84%	8.90%	8.72%

•	The ratios shown above exceed levels required to be considered “well capitalized.”

Asset Quality & Earning Assets

•

Nonperforming loans ended at $12.5 million at March 31, 2017,  compared to $14.0 million at March 31, 2016, and $16.0 million at December 31, 2016.  Credit metrics continue to be relatively stable regarding nonperforming loan levels, and management is carefully monitoring loans considered to be in a classified status.  Nonperforming loans as a percent of total loans decreased to 0.8% as of March 31, 2017, from 1.1% as of December 31, 2016, and 1.2% as of March 31, 2016.

•

OREO assets totaled $13.5 million as of March 31, 2017,  which is a reduction compared to $17.7 million at March 31, 2016.  OREO assets increased slightly from the December 31, 2016, total of $11.9 million.  This increase was largely due to the transfer of one credit from nonaccrual to OREO, as part of the ongoing collection process.  Valuation writedowns continued in the first quarter of 2017 with a quarterly expense of $318,000 compared to $451,000 in the first quarter of 2016 and $265,000 in the fourth quarter of 2016.  Nonperforming assets as a percent of total loans plus OREO decreased to 1.7% as of March 31, 2017, as compared to 2.8% as of March 31, 2016, and 1.9% as of December 31, 2016.

•

Total loans at March 31, 2017, were $1.49 billion, reflecting an increase of $349.2 million when compared to March 31, 2016; this growth was driven primarily by the $221.0 million acquired with the Talmer branch purchase, and additional organic portfolio growth of $128.2 million, primarily in the commercial loan portfolio.  Average loans (including loans held-for-sale) for the first quarter of 2017 were $1.49 billion, reflecting an increase of $345.3 million from the first quarter of 2016 and an increase of $96.7 million when compared to the fourth quarter of 2016.

•

As of March 31, 2017, available-for-sale securities at fair value totaled $611.1 million, as compared to $531.8 million at December 31, 2016, and $500.9 million at March 31, 2016.   The securities portfolio changed significantly during 2016, as all securities were moved to an available for sale status in the second quarter of 2016, which allowed the sale of investments to acquire funds used for the Talmer branch acquisition in the fourth quarter of 2016.  Net losses of $136,000 pretax on the sale of securities were realized for the first quarter of 2017, as compared to net losses of $61,000 in the first quarter of 2016, and $193,000 in the fourth quarter of 2016.

Net Interest Income

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INTEREST AND RATES

(Dollars in thousands - unaudited)

	Quarters Ended
	March 31, 2017			December 31, 2016			March 31, 2016
	Average		Rate	Average		Rate	Average		Rate
	Balance	Interest	%	Balance	Interest	%	Balance	Interest	%
Assets
Interest bearing deposits with financial institutions	$12,121	$23	0.76	$54,865	$71	0.51	$15,513	$19	0.48
Securities:
Taxable	422,124	2,963	2.81	495,687	3,318	2.68	702,949	4,211	2.40
Non-taxable (TE)	141,773	1,638	4.62	37,546	404	4.30	30,747	275	3.58
Total securities	563,897	4,601	3.26	533,233	3,722	2.79	733,696	4,486	2.45
Dividends from FHLBC and FRBC	7,614	85	4.47	7,911	82	4.15	8,518	84	3.94
Loans and loans held-for-sale[1]	1,487,226	16,655	4.48	1,390,537	16,485	4.64	1,141,897	13,110	4.54
Total interest earning assets	2,070,858	21,364	4.13	1,986,546	20,360	4.03	1,899,624	17,699	3.70
Cash and due from banks	33,585	-	-	28,928	-	-	27,813	-	-
Allowance for loan losses	(16,292)	-	-	(15,388)	-	-	(16,257)	-	-
Other noninterest bearing assets	192,836	-	-	197,072	-	-	197,257	-	-
Total assets	$2,280,987			$2,197,158			$2,108,437

Liabilities and Stockholders' Equity
NOW accounts	$426,606	$101	0.10	$405,338	$97	0.09	$380,528	$84	0.09
Money market accounts	283,619	83	0.12	274,423	76	0.11	280,338	68	0.10
Savings accounts	259,384	39	0.06	253,461	39	0.06	255,058	39	0.06
Time deposits	394,388	979	1.01	404,507	1,018	1.00	407,743	822	0.81
Interest bearing deposits	1,363,997	1,202	0.36	1,337,729	1,230	0.36	1,323,667	1,013	0.31
Securities sold under repurchase agreements	29,805	2	0.03	31,019	1	0.01	35,776	1	0.01
Other short-term borrowings	56,111	106	0.76	27,940	36	0.50	27,802	19	0.27
Junior subordinated debentures	57,597	1,084	7.53	57,585	1,083	7.52	57,549	1,084	7.53
Senior notes	43,978	673	6.12	8,155	112	5.49	-	-	-
Subordinated debt	-	-	-	36,685	222	2.37	45,000	239	2.10
Notes payable and other borrowings	-	-	-	408	2	1.92	500	2	1.58
Total interest bearing liabilities	1,551,488	3,067	0.80	1,499,521	2,686	0.71	1,490,294	2,358	0.63
Noninterest bearing deposits	525,454	-	-	510,161	-	-	450,150	-	-
Other liabilities	25,061	-	-	12,609	-	-	11,033	-	-
Stockholders' equity	178,984	-	-	174,867	-	-	156,960	-	-
Total liabilities and stockholders' equity	$2,280,987			$2,197,158			$2,108,437
Net interest income (TE)		$18,297			$17,674			$15,341
Net interest income (TE)
to total earning assets			3.58			3.54			3.25
Interest bearing liabilities to earning assets	74.92%			75.48%			78.45%

1  Interest income from loans is shown on a tax equivalent basis as discussed in the table on page 14 and includes fees of $513,000,  $731,000 and $542,000 for the first quarter of 2017, the fourth quarter of 2016 and the first quarter of 2016, respectively.  Nonaccrual loans are included in the above stated average balances. Tax equivalent basis is calculated using a marginal tax rate of 35%.

Tax equivalent interest income increased $1.0 million for the quarter ended March 31, 2017, as compared to the quarter ended December 31, 2016.  Quarterly average earning assets increased $84.3 million from the last quarter of 2016 to a total of $2.07 billion for the period ended March 31, 2017, while yield on earning assets increased 10 basis points.   Quarterly average loan growth, including loans held-for-sale, was $96.7 million for the period ended March 31, 2017, while the year over year first quarter average loans, including loans held-for-sale, increased $345.3 million.  This growth was primarily due to the Talmer branch acquisition, which resulted in $221.0 million of purchased loans.  In addition, loan growth, driven by commercial portfolio originations, occurred in the year over year period.  Securities growth in the first quarter of 2017 stemmed from portfolio repositioning to higher yielding tax exempt securities; in the first quarter of 2017, lower yielding securities were sold and deposit growth was utilized to fund the securities purchases.  These security purchases, as well as a rising interest rate environment, drove a 47 basis point increase for total securities income in the first quarter of 2017 as compared to the fourth quarter of 2016, and an 81 basis point increase from the like 2016 quarter.  The cost of funds for the first quarter of 2017 increased by 9 basis points from the fourth quarter of 2016 and by 17 basis point from the first quarter of 2016.  Total average interest bearing liabilities have increased in all periods presented due to growth in NOW accounts, and have increased since year end 2016 due to growth in savings and money markets.  For the quarter ended March 31, 2017, average other short-term borrowings, which are Federal Home Loan Bank Chicago ( the “FHLBC”) advances, increased by $28.2 million compared to the fourth quarter of 2016 and by $28.3 million as compared to the quarter ended March 31, 2016.

Noninterest Income

				1st Quarter 2017
	Three Months Ended			Percent Change From
(dollars in thousands)	March 31,	December 31,	March 31,	December 31,	March 31,
	2017	2016	2016	2016	2016
Trust income	$1,458	$1,396	$1,369	4.4	6.5
Service charges on deposits	1,618	1,723	1,559	(6.1)	3.8
Residential mortgage banking revenue	1,625	3,001	785	(45.9)	107.0
Securities loss, net	(136)	(193)	(61)	29.5	(123.0)
Increase in cash surrender value of bank-owned life insurance	359	296	285	21.3	26.0
Debit card interchange income	975	1,018	947	(4.2)	3.0
Loss on disposal and transfer of fixed assets	(2)	-	(1)	N/M	N/M
Other income	1,131	1,187	1,392	(4.7)	(18.8)
Total noninterest income	$7,028	$8,428	$6,275	(16.6)	12.0

N/M -  Not Meaningful

Of the noninterest income categories, residential mortgage banking income experienced the largest fluctuations on both a linked quarter and year over year basis, as shown above, primarily due to variability in the net gains on sales of mortgage loans and mortgage servicing rights (“MSR”) valuations.  The fourth quarter of 2016 included MSR valuation gains of $1.0 million, as compared to MSR losses of $133,000 in the first quarter of 2017, and MSR losses of $1.0 million in the first quarter of 2016.  In addition, the first quarter of 2016 included a recovery of $292,000 received from the SBA on an OREO property disposed of in a prior year.  Excluding these items, the three quarters presented have minimal variation.

Noninterest Expense

				1st Quarter 2017
	Three Months Ended			Percent Change From
(dollars in thousands)	March 31,	December 31,	March 31,	December 31,	March 31,
	2017	2016	2016	2016	2016
Salaries	$8,057	$7,718	$6,901	4.4	16.8
Bonus	465	339	676	37.2	(31.2)
Benefits and other	2,051	1,323	1,449	55.0	41.5
Total salaries and employee benefits	10,573	9,380	9,026	12.7	17.1
Occupancy, furniture and equipment expense	1,566	1,636	1,581	(4.3)	(0.9)
Computer and data processing	1,090	1,256	925	(13.2)	17.8
FDIC insurance	148	72	203	105.6	(27.1)
General bank insurance	270	270	298	N/M	(9.4)
Amortization of core deposit intangible asset	25	16	-	56.3	N/M
Advertising expense	386	421	347	(8.3)	11.2
Debit card interchange expense	349	269	203	29.7	71.9
Legal fees	104	206	161	(49.5)	(35.4)
Other real estate owned expense, net	709	700	738	1.3	(3.9)
Other expense	2,834	2,989	2,782	(5.2)	1.9
Total noninterest expense	$18,054	$17,215	$16,264	4.9	11.0
Efficiency ratio (defined below)	67.51%	61.78%	71.12%

N/M - Not Meaningful

The efficiency ratio shown in the table above is calculated as noninterest expense, excluding OREO expenses, divided by the sum of net interest income on a fully tax equivalent basis, total noninterest income less net gains and losses on securities and includes a tax equivalent adjustment on the increase in cash surrender value of bank-owned life insurance.

Noninterest expense for the first quarter of 2017 increased $1.8 million, or 11.0%, year over year and $839,000, or 4.9%, on a linked quarter basis.  These increases were driven by the additional salaries and employee benefit costs primarily due to $298,000 related to an executive retirement stemming from a salary continuation agreement accrual and related stock award early vesting expense; in addition, a deferred loan origination cost salary related adjustment of $276,000 was recorded.  Both of these items are one-time costs.  Finally, salaries and employee benefits expense was in excess of prior periods presented due to higher than anticipated employee insurance premiums paid in the first quarter of 2017, as well as the addition of nine full time equivalent employees in the first quarter of 2017 as compared to the like 2016 period, due primarily to the Talmer branch acquisition in late 2016.

Earning Assets

				March 31, 2017
	Major Classification of Loans as of			Percent Change From
(dollars in thousands)	March 31,	December 31,	March 31,	December 31,	March 31,
	2017	2016	2016	2016	2016
Commercial	$233,922	$228,113	$120,442	2.5	94.2
Real estate - commercial	713,358	736,247	598,943	(3.1)	19.1
Real estate - construction	87,049	64,720	20,331	34.5	328.2
Real estate - residential	373,477	377,851	351,849	(1.2)	6.1
Consumer	2,913	3,237	2,663	(10.0)	9.4
Overdraft	190	436	383	(56.4)	(50.4)
Lease financing receivables	64,607	55,451	30,665	16.5	110.7
Other	11,645	11,537	12,488	0.9	(6.8)
	1,487,161	1,477,592	1,137,764	0.6	30.7
Net deferred loan costs	860	1,217	1,074	(29.3)	(19.9)
Total loans	$1,488,021	$1,478,809	$1,138,838	0.6	30.7

Loans listed above were reclassified for all periods presented between the classifications listed to align with credit quality disclosures for the year ended December 31, 2016.

Total loans increased by $9.2 million at the end of the first quarter of 2017 as compared to year end 2016, and $349.2 million as compared to the first quarter of 2016.  The Talmer branch acquisition of $221.0 million of new loans, coupled with organic loan growth experienced over the past year, primarily in commercial loans, resulted in the favorable variance to prior periods.  Modest growth was also experienced in the real estate-construction and lease financing receivables portfolios for the year to date and year over year periods, excluding the impact of the Talmer acquisition.

				March 31, 2017
	Securities Portfolio As of			Percent Change From
(dollars in thousands)	March 31,	December 31,	March 31,	December 31,	March 31,
	2017	2016	2016	2016	2016
Securities available-for-sale, at fair value
U.S. Treasury	$-	$-	$1,503	N/M	N/M
U.S. government agencies	-	-	1,539	N/M	N/M
U.S. government agency mortgage-backed	38,558	41,534	2,079	(7.2)	1,754.6
States and political subdivisions	219,507	68,703	40,950	219.5	436.0
Corporate bonds	12,540	10,630	30,089	18.0	(58.3)
Collateralized mortgage obligations	108,324	170,927	67,312	(36.6)	60.9
Asset-backed securities	139,886	138,407	252,645	1.1	(44.6)
Collateralized loan obligations	92,239	101,637	104,795	(9.2)	(12.0)
Total securities available-for-sale	$611,054	$531,838	$500,912	14.9	22.0
Securities held-to-maturity, at amortized cost
U.S. government agency mortgage-backed	$-	$-	$36,470	N/M	N/M
Collateralized mortgage obligations	-	-	209,482	N/M	N/M
Total securities held-to-maturity	$-	$-	$245,952	N/M	N/M

Total securities	$611,054	$531,838	$746,864	14.9	(18.2)

N/M -  Not Meaningful

The investment portfolio ended the first quarter of 2017 at $611.1 million, an increase of $79.3 million from $531.8 million at December 31, 2016, but $135.8 million less than $746.9 million as of March 31, 2016.  The decline during 2016 is due to security sales driven by the funding needs for the Talmer branch acquisition, which occurred in the fourth quarter of 2016.  During the fourth quarter of 2016 and first quarter of 2017, select collateralized mortgage obligations and asset-backed securities were liquidated to allow for portfolio repositioning in favor of high quality state and municipal securities.  These sales resulted in $136,000 of net security losses in the first quarter of 2017, but the resultant security purchases with the funds from sales impacted the net interest margin favorably with higher yielding assets.  The securities held-to-maturity portfolio was reclassified to available-for-sale in the second quarter of 2016 to allow for portfolio restructuring and to fund loan growth.  This reclassification of $244.8 million was approved by the Board of Directors, and will preclude any holdings of securities held-to-maturity for a two-year period.

Asset Quality

				March 31, 2017
	As of			Percent Change From
(dollars in thousands)	March 31,	December 31,	March 31,	December 31,	March 31,
	2017	2016	2016	2016	2016
Nonaccrual loans	$11,653	$15,283	$13,655	(23.8)	(14.7)
Nonperforming troubled debt restructured loans accruing interest	814	718	163	13.4	399.4
Loans past due 90 days or more and still accruing interest	57	-	223	N/M	N/M
Total nonperforming loans	12,524	16,001	14,041	(21.7)	(10.8)
Other real estate owned	13,481	11,916	17,745	13.1	(24.0)
Total nonperforming assets	$26,005	$27,917	$31,786	(6.8)	(18.2)

30-89 days past due loans	$8,630	$5,139	$3,565
Nonaccrual loans to total loans	0.8%	1.0%	1.2%
Nonperforming loans to total loans	0.8%	1.1%	1.2%
Nonperforming assets to total loans plus OREO	1.7%	1.9%	2.7%

Allowance for loan losses	$15,741	$16,158	$16,246
Allowance for loan losses to loans	1.1%	1.1%	1.4%
Allowance for loan losses to nonaccrual loans	135.1%	105.7%	119.0%

N/M - Not Meaningful

Nonperforming loans consist of nonaccrual loans, nonperforming restructured accruing loans and loans 90 days or greater past due but still accruing.  Nonperforming loans to total loans of 0.8% decreased in the first quarter of 2017, as compared to the fourth quarter of 2016 and the first quarter of 2016, primarily due to the transfer of certain nonaccrual loans to OREO in 2017.  Nonperforming assets to total loans plus OREO also reflected a reduction due to the Talmer branch purchase, as well as the continued OREO liquidations and write-downs recorded in 2016 and 2017.  Finally, the allowance for loan losses to loans was 1.1% as of March 31, 2017, which is materially unchanged from year end 2016; the allowance excludes the purchase accounting credit marks recorded on the Talmer branch purchased loans.

				March 31, 2017
	Classified loans as of			Percent Change From
(dollars in thousands)	March 31,	December 31,	March 31,	December 31,	March 31,
	2017	2016	2016	2016	2016
Real estate-construction	$451	$458	$261	(1.5)	72.8
Real estate-residential:
Investor	908	1,096	1,109	(17.2)	(18.1)
Owner occupied	5,923	7,225	6,755	(18.0)	(12.3)
Revolving and junior liens	2,193	2,340	2,959	(6.3)	(25.9)
Real estate-commercial, nonfarm	7,784	9,946	10,978	(21.7)	(29.1)
Real estate-commercial, farm	1,315	1,782	-	(26.2)	N/M
Commercial	1,999	2,527	582	(20.9)	243.5
Leases	1,163	1,109	1,792	4.9	(35.1)
Consumer	11	1	1	N/M	N/M
Total classified loans	$21,747	$26,484	$24,437	(17.9)	(11.0)

N/M - Not Meaningful

Classified loans include nonaccrual, performing troubled debt restructurings and all other loans considered substandard, as shown below.  Classified loans totaled $21.7 million as of March 31, 2017, which reflects a decrease of  $4.7 million, or 17.9%, from year end 2016, and a decrease of $2.7 million, or 11.0%, from the like quarter of 2016.  This reduction is primarily due to an increase in total loans due to the Talmer branch acquisition, as well as success in remediating a number of classified loans.  Management’s review of the loan portfolio concluded that no loan loss provision was necessary for the first quarter of 2017.  A loan loss provision of $750,000 was recorded in the fourth quarter of 2016, which was the only provision expense recorded in 2016.

Net Charge-off Summary

Loan Charge-offs, net of recoveries	Three Months Ended
(dollars in thousands)	March 31,	% of	December 31,	% of	March 31,	% of
	2017	Total	2016	Total	2016	Total
Real estate-construction
Homebuilder	$(17)	(4.1)	$(5)	1.2	$(4)	17.4
All other	3	0.7	(6)	1.4	(1)	4.3
Total real estate-construction	(14)	(3.4)	(11)	2.6	(5)	21.7
Real estate-residential
Investor	(1)	(0.2)	106	(24.9)	(3)	13.0
Multifamily	(9)	(2.2)	(15)	3.5	(3)	13.0
Owner occupied	(2)	(0.5)	(58)	13.6	(23)	100.0
Revolving and junior liens	65	15.50	(231)	54.4	66	(287.0)
Total real estate-residential	53	12.6	(198)	46.6	37	(161.0)
Real estate-commercial, nonfarm
Owner general purpose	-	-	(1)	0.2	(58)	252.2
Owner special purpose	(5)	(1.2)	(5)	1.2	(4)	17.4
Non-owner general purpose	250	60.0	56	(13.2)	(19)	82.6
Non-owner special purpose	(6)	(1.4)	-	-	-	-
Retail properties	-	-	(286)	67.3	-	-
Total real estate-commercial, nonfarm	239	57.4	(236)	55.5	(81)	352.2
Commercial	(1)	(0.2)	(10)	2.4	7	(30.4)
Leases	117	28.1	5	(1.2)	13	(56.5)
Consumer	25	6.0	25	(5.9)	12	(52.2)
Other	(2)	(0.5)	-	-	(6)	26.2
Net charge-offs / (recoveries)	$417	100.0	$(425)	100.0	$(23)	100.0

Gross charge-offs for the quarter ended March 31, 2017, were $691,000 compared to $682,000 for the quarter ended December 31, 2016.  Gross recoveries for the quarter ended March 31, 2017, were $274,000 compared to $1.1 million for the quarter ended December 31, 2016.  Continued recoveries are indicative of the ongoing aggressive efforts by management to effectively manage and resolve prior charge-offs.

Deposits

Total deposits were $1.94 billion at March 31, 2017, which reflects an increase from total deposits of $1.87 billion at December 31, 2016.  Demand deposits increased by $46.0 million, while money markets, savings and NOW balances increased by  $40.9 million.  Total time deposits or certificates of deposit reflect a decrease of $16.5 million in the 2017 period.  The deposit growth was driven by commercial demand deposit growth and tax refunds; growth due to refunds has been a seasonal recurrence in the first six months each year for the past few years.

Borrowings

The Bank’s borrowing at the FHLBC requires the Bank to be a member and invest in the stock of the FHLBC.  As of March 31, 2017, the Bank had $85.0 million in advances outstanding under the FHLBC as compared to $70.0 million in advances at December 31, 2016.

The Company is indebted on senior notes totaling $44.0 million, net of deferred issuance costs, which were issued in the fourth quarter of 2016. These notes mature in ten years, and include interest payable semiannually at 5.75% for five years.  Beginning December 2021, the interest becomes payable quarterly at three month LIBOR plus 385 basis points.  The Company is also indebted on $57.6 million, net of deferred issuance costs, of junior subordinated debentures, which are related to the trust preferred securities issued by its two statutory trust subsidiaries, Old Second Capital Trust I and Old Second Capital Trust II.

Capital

	March 31,	December 31,	March 31,
	2017	2016	2016
The Company's common equity tier 1 capital ratio	8.42%	8.76%	10.15%
(minimum 4.5% for adequately capitalized)
The Company's tier 1 capital ratio	10.86%	10.88%	12.43%
(minimum 6.0% for adequately capitalized)
The Company's total capital ratio	12.11%	12.29%	15.58%
(minimum 8.0% for adequately capitalized)
The Company's tier 1 leverage ratio	8.84%	8.90%	8.72%
(minimum 4.0% for adequately capitalized)

As of March 31, 2017, the Bank’s common equity tier 1 capital ratio of 12.46% and total capital ratio of 13.33% exceeded the minimum capital ratios to be deemed “well capitalized.”

Non-GAAP Presentations: Management has historically disclosed certain non-GAAP ratios to evaluate and measure the Company’s performance, including a net interest margin calculation.  The net interest margin is calculated by dividing net interest income on a tax equivalent basis by average earning assets for the period.  Management believes this measure provides investors with information regarding balance sheet profitability.  Consistent with industry practice, management also disclosed other non-GAAP measures in the discussion above and in the following tables.  The efficiency ratio is discussed in the noninterest expense presentation on page 4.  The tables on page 14 provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Forward-Looking Statements: This report may contain forward-looking statements.  Forward looking statements are identifiable by the inclusion of such qualifications as expects, intends, believes, may, likely or other indications that the particular statements are not based upon facts but are rather based upon the Company’s beliefs as of the date of this release.  Actual events and results may differ significantly from those described in such forward-looking statements, due to changes in the economy, interest rates or other factors and therefore the reader should not place undue reliance on such forward-looking statements.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  For additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results or cause actual results to differ substantially from those discussed or implied in forward-looking statements contained in this release, please review our filings with the Securities and Exchange Commission.

Conference Call

The Company will host an earnings call on Thursday, April 27, 2017, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).  Investors may listen to the Company’s earnings call via telephone by dialing 877-407-8035.  Investors should call into the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until 11:59 p.m. Eastern Time (10:59 p.m. Central Time) on May 4, 2017, by dialing 877-481-4010, using Conference ID: 10298.

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands)

	(unaudited)
	March 31,	December 31,
	2017	2016
Assets
Cash and due from banks	$41,332	$33,805
Interest bearing deposits with financial institutions	19,347	13,529
Cash and cash equivalents	60,679	47,334
Securities available-for-sale, at fair value	611,054	531,838
FHLBC and FRBC stock	8,593	7,918
Loans held-for-sale	3,933	4,918
Loans	1,488,021	1,478,809
Less: allowance for loan losses	15,741	16,158
Net loans	1,472,280	1,462,651
Premises and equipment, net	38,594	38,977
Other real estate owned	13,481	11,916
Mortgage servicing rights, net	6,608	6,489
Goodwill and core deposit intangible	8,993	9,018
Bank-owned life insurance (BOLI)	60,691	60,332
Deferred tax assets, net	49,699	53,464
Other assets	18,708	16,333
Total assets	$2,353,313	$2,251,188

Liabilities
Deposits:
Noninterest bearing demand	$559,666	$513,688
Interest bearing:
Savings, NOW, and money market	991,700	950,849
Time	385,788	402,248
Total deposits	1,937,154	1,866,785
Securities sold under repurchase agreements	34,731	25,715
Other short-term borrowings	85,000	70,000
Junior subordinated debentures	57,603	57,591
Senior notes	43,982	43,998
Other liabilities	12,526	11,889
Total liabilities	2,170,996	2,075,978

Stockholders’ Equity
Common stock	34,570	34,534
Additional paid-in capital	116,938	116,653
Retained earnings	133,281	129,005
Accumulated other comprehensive loss	(6,128)	(8,762)
Treasury stock	(96,344)	(96,220)
Total stockholders’ equity	182,317	175,210
Total liabilities and stockholders’ equity	$2,353,313	$2,251,188

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except share data)

	(unaudited)
	Three Months Ended March 31,
	2017	2016
Interest and dividend income
Loans, including fees	$16,609	$13,058
Loans held-for-sale	24	28
Securities:
Taxable	2,963	4,211
Tax exempt	1,065	179
Dividends from FHLBC and FRBC stock	85	84
Interest bearing deposits with financial institutions	23	19
Total interest and dividend income	20,769	17,579
Interest expense
Savings, NOW, and money market deposits	223	191
Time deposits	979	822
Other short-term borrowings	108	20
Junior subordinated debentures	1,084	1,084
Senior notes	673	-
Subordinated debt	-	239
Notes payable and other borrowings	-	2
Total interest expense	3,067	2,358
Net interest and dividend income	17,702	15,221
Loan loss reserve	-	-
Net interest and dividend income after reserve for loan losses	17,702	15,221
Noninterest income
Trust income	1,458	1,369
Service charges on deposits	1,618	1,559
Secondary mortgage fees	176	193
Mortgage servicing rights mark to market loss	(133)	(1,041)
Mortgage servicing income	435	421
Net gain on sales of mortgage loans	1,147	1,212
Securities loss, net	(136)	(61)
Increase in cash surrender value of BOLI	359	285
Debit card interchange income	975	947
Loss on disposal and transfer of fixed assets, net	(2)	(1)
Other income	1,131	1,392
Total noninterest income	7,028	6,275
Noninterest expense
Salaries and employee benefits	10,573	9,026
Occupancy, furniture and equipment	1,566	1,581
Computer and data processing	1,090	925
FDIC insurance	148	203
General bank insurance	270	298
Amortization of core deposit intangible	25	-
Advertising expense	386	347
Debit card interchange expense	349	203
Legal fees	104	161
Other real estate expense, net	709	738
Other expense	2,834	2,782
Total noninterest expense	18,054	16,264
Income before income taxes	6,676	5,232
Provision for income taxes	2,104	1,910
Net income	$4,572	$3,322

Basic earnings per share	$0.15	$0.11
Diluted earnings per share	0.15	0.11

Ending common shares outstanding	29,580,430	29,483,429
Weighted-average basic shares outstanding	29,560,521	29,483,429
Weighted-average diluted shares outstanding	29,940,950	29,805,770

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Average Balance

(In thousands, unaudited)

	2016				2017
Assets	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr
Cash and due from banks	$27,813	$28,597	$41,344	$28,928	$33,585
Interest bearing deposits with financial institutions	15,513	12,048	50,054	54,865	12,121
Cash and cash equivalents	43,326	40,645	91,398	83,793	45,706

Securities available-for-sale, at fair value	486,924	684,179	659,890	533,233	563,897
Securities held-to-maturity, at amortized cost	246,772	80,899	-	-	-
FHLBC and FRBC stock	8,518	7,431	7,918	7,911	7,614
Loans held-for-sale	2,912	4,238	5,295	4,050	2,670
Loans	1,138,985	1,145,892	1,186,279	1,386,487	1,484,556
Less: allowance for loan losses	16,257	16,415	15,767	15,388	16,292
Net loans	1,122,728	1,129,477	1,170,512	1,371,099	1,468,264

Premises and equipment, net	39,416	39,143	39,191	39,129	38,917
Other real estate owned	18,760	16,906	14,888	14,008	13,464
Mortgage servicing rights, net	5,347	5,151	4,822	5,618	6,543
Goodwill and core deposit intangible	-	-	-	3,195	9,005
Bank-owned life insurance (BOLI)	59,178	59,459	59,787	60,153	60,446
Deferred tax assets, net	65,210	61,768	57,692	55,902	52,747
Other assets	9,346	10,469	13,833	19,067	11,714
Total other assets	197,257	192,896	190,213	197,072	192,836
Total assets	$2,108,437	$2,139,765	$2,125,226	$2,197,158	$2,280,987

Liabilities
Deposits:
Noninterest bearing demand	$450,150	$472,450	$472,599	$510,161	$525,454
Interest bearing:
Savings, NOW, and money market	915,924	920,389	907,531	933,222	969,609
Time	407,743	402,912	401,999	404,507	394,388
Total deposits	1,773,817	1,795,751	1,782,129	1,847,890	1,889,451

Securities sold under repurchase agreements	35,776	37,433	31,892	31,019	29,805
Other short-term borrowings	27,802	28,187	22,174	27,940	56,111
Junior subordinated debentures	57,549	57,561	57,573	57,585	57,597
Senior Notes	-	-	-	8,155	43,978
Subordinated debt	45,000	45,000	45,000	36,685	-
Notes payable and other borrowings	500	500	500	408	-
Other liabilities	11,033	12,511	15,539	12,609	25,061
Total liabilities	1,951,477	1,976,943	1,954,807	2,022,291	2,102,003

Stockholders' equity
Common stock	34,427	34,505	34,533	34,533	34,451
Additional paid-in capital	115,945	116,065	116,365	116,537	116,747
Retained earnings	116,231	119,640	123,771	128,017	131,631
Accumulated other comprehensive loss	(13,677)	(11,241)	(8,030)	(8,000)	(7,692)
Treasury stock	(95,966)	(96,147)	(96,220)	(96,220)	(96,243)
Total stockholders' equity	156,960	162,822	170,419	174,867	178,894
Total liabilities and stockholder's equity	$2,108,437	$2,139,765	$2,125,226	$2,197,158	$2,280,897

Total Earning Assets	$1,899,624	$1,934,687	$1,909,436	$1,986,546	$2,070,858
Total Interest Bearing Liabilities	1,490,294	1,491,982	1,466,669	1,499,521	1,551,488

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Statements of Income

(In thousands, except share data, unaudited)

	2016				2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr
Interest and Dividend Income
Loans, including fees	$13,058	$13,039	$13,496	$16,426	$16,609
Loans held-for-sale	28	39	48	36	24
Securities:
Taxable	4,211	4,382	3,954	3,318	2,963
Tax exempt	179	220	180	263	1,065
Dividends from Federal Home Loan Bank and Federal Reserve Bank stock	84	84	83	82	85
Interest bearing deposits with financial institutions	19	15	64	71	23
Total interest and dividend income	17,579	17,779	17,825	20,196	20,769
Interest Expense
Savings, NOW, and money market deposits	191	193	193	212	223
Time deposits	822	869	931	1,018	979
Other short-term borrowings	20	26	23	37	108
Junior subordinated debentures	1,084	1,083	1,084	1,083	1,084
Senior notes	-	-	-	112	673
Subordinated debt	239	243	245	222	-
Notes payable and other borrowings	2	2	2	2	-
Total interest expense	2,358	2,416	2,478	2,686	3,067
Net interest and dividend income	15,221	15,363	15,347	17,510	17,702
Loan loss reserve	-	-	-	750	-
Net interest and dividend income after reserve for loan losses	15,221	15,363	15,347	16,760	17,702
Noninterest Income
Trust income	1,369	1,502	1,403	1,396	1,458
Service charges on deposits	1,559	1,646	1,756	1,723	1,618
Secondary mortgage fees	193	280	322	243	176
Mortgage servicing rights mark to market	(1,041)	(733)	(147)	1,002	(133)
Mortgage servicing income	421	422	437	444	435
Net gain on sales of mortgage loans	1,212	1,642	2,177	1,312	1,147
Securities losses, net	(61)	-	(1,959)	(193)	(136)
Increase in cash surrender value of bank-owned life insurance	285	319	383	296	359
Debit card interchange income	947	1,049	1,013	1,018	975
Loss on disposal and transfer of fixed assets	(1)	-	-	-	(2)
Other income	1,392	1,150	1,209	1,187	1,131
Total noninterest income	6,275	7,277	6,594	8,428	7,028
Noninterest Expense
Salaries and employee benefits	9,026	8,814	9,014	9,380	10,573
Occupancy, furniture and equipment	1,581	1,346	1,500	1,636	1,566
Computer and data processing	925	1,063	1,105	1,256	1,090
FDIC insurance	203	362	228	72	148
General bank insurance	298	272	269	270	270
Amortization of core deposit intangible	-	-	-	16	25
Advertising expense	347	435	430	421	386
Debit card interchange expense	203	620	363	269	349
Legal fees	161	191	242	206	104
Other real estate expense, net	738	879	426	700	709
Other expense	2,782	2,718	3,005	2,989	2,834
Total noninterest expense	16,264	16,700	16,582	17,215	18,054
Income before income taxes	5,232	5,940	5,359	7,973	6,676
Provision for income taxes	1,910	2,095	1,860	2,955	2,104
Net income	$3,322	$3,845	$3,499	$5,018	$4,572

Basic earnings per share	$0.11	$0.13	$0.12	$0.17	$0.15
Diluted earnings per share	0.11	0.13	0.12	0.17	0.15

The table below provides a reconciliation of each non-GAAP tax equivalent measure to the most comparable GAAP measure for the periods indicated:

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Net Interest Margin
Interest income (GAAP)	$20,769	$20,196	$17,579
Taxable-equivalent adjustment:
Loans	22	23	24
Securities	573	141	96
Interest income (TE)	21,364	20,360	17,699
Interest expense (GAAP)	3,067	2,686	2,358
Net interest income (TE)	$18,297	$17,674	$15,341
Net interest income (GAAP)	$17,702	$17,510	$15,221
Average interest earning assets	$2,070,858	$1,986,546	$1,899,624
Net interest margin (GAAP)	3.47%	3.51%	3.22%
Net interest margin (TE)	3.58%	3.54%	3.25%

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Efficiency Ratio
Noninterest expense	$18,054	$17,215	$16,264
Less amortization of core deposit	25	16	-
Less other real estate expense, net	709	700	738
Less acquisition costs	-	154	-
Adjusted noninterest expense	17,320	16,345	15,526
Net interest income (GAAP)	17,702	17,510	15,221
Taxable-equivalent adjustment:
Loans	22	23	24
Securities	573	141	96
Net interest income (TE)	18,297	17,674	15,341
Noninterest income	7,028	8,428	6,275
Taxable-equivalent adjustment:
Increase in cash surrender value of BOLI (TE)	193	160	153
Noninterest income (TE)	7,221	8,588	6,428
Less securities loss, net	(136)	(193)	(61)
Adjusted noninterest income, plus net interest income (TE)	$25,654	$26,455	$21,830
Efficiency ratio	67.51%	61.78%	71.12%